Grace News
Media Relations Rich Badmington +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen +1 410.531.8234 jeremy.rohen@grace.com

Grace Reports Fourth Quarter and Full-Year 2019 Results;
Announces Full-Year 2020 Outlook

Full-Year 2019 Highlights

•	2019 sales increased 1.3% to $1.96 billion, up 3.0% on constant currency; the previously disclosed discrete items reduced sales by $36 million (-1.8%)

•	2019 Diluted EPS of $1.89, down $0.60 primarily due to charges related to annual pension mark-to-market adjustments and legacy liabilities

•	2019 Adjusted EPS increased 5.8% to $4.38

•	Strong cash flow funded $102 million of dividends and share repurchases
Full-Year 2020 Outlook

•	Sales growth of 0% to 3% reflecting a weak global manufacturing environment and the potential effects of the coronavirus

•	Adjusted EBIT of $500 to $520 million, up 6% to 10% and in line with our 2020 Adjusted EBIT preview provided with 3Q19 results in October, updated to reflect potential effects of the coronavirus

•	Adjusted EPS of $4.73 to $4.91 per share, up 8% to 12%

•	Annual cash dividend of $1.20 per share, up 11%
(See Analysis of Operations and Notes for information on Non-GAAP financial measures; all results based on year-over-year comparison unless otherwise noted. We are unable to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS.)

COLUMBIA, Md., - February 4, 2020 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the fourth quarter and full-year 2019, and announced its full-year 2020 financial outlook.
“Our team delivered solid results in a challenging year. We grew sales, adjusted earnings and cash flow, returned $102 million to shareholders and reduced our net leverage to below 3.0x following our most recent acquisitions,” said Hudson La Force, Grace’s President and Chief Executive Officer. “For 2020, we expect slow sales growth given the uncertain global manufacturing environment but stronger earnings and cash flow growth. These headwinds are temporary and do not change our strategic direction or my conviction about the earnings power of our businesses.”

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Fourth Quarter and Full-Year Consolidated Performance

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	4Q19	4Q18	Change	FY19	FY18	Change
Net sales	504.5	520.0	(3.0)%	1,958.1	1,932.1	1.3%
Net sales, constant currency[1]			(1.9)%			3.0%
Net income	(28.3)	69.1	(141.0)%	126.3	167.6	(24.6)%

Adjusted EBIT[1]	134.3	118.8	13.0%	473.2	456.7	3.6%
Adjusted EBIT margin[1]	26.6%	22.8%	3.8 pts	24.2%	23.6%	0.6 pts

Diluted EPS	($0.42)	$1.03	(140.8)%	$1.89	$2.49	(24.1)%
Adjusted EPS[1]	$1.31	$1.14	14.9%	$4.38	$4.14	5.8%
Dividends per share	$0.27	$0.24	12.5%	$1.08	$0.96	12.5%

				FY19	FY18	Change
Net cash provided by operating activities				392.1	342.0	14.6%
Adjusted Free Cash Flow[1]				247.2	234.6	5.4%

				TTM 2019	TTM 2018	Change
Return on equity				31.4%	49.7%	(18.3) pts
Adjusted EBIT ROIC[1]				20.4%	20.9%	(0.5) pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
Fourth Quarter 2019

•
Fourth quarter sales of $504.5 million decreased 3.0%, down 1.9% on constant currency. Sales growth was impacted by lower sales volumes (-3.5%) due to the 2H19 discrete items (-4.2%) and the weak global manufacturing environment partially offset by improved pricing (+1.6%) across all businesses.

•
Net income of ($28.3) million and Diluted EPS of ($0.42) were down due to a pretax non-cash pension mark-to-market adjustment of $85.9 million, or $0.93 per share, and pretax charges related to legacy liabilities of $51.4 million, or $0.60 per share. (See Other Developments.)

•
Adjusted EBIT of $134.3 million was up $15.5 million, or 13.0%, primarily driven by improved pricing and lower manufacturing and raw materials and energy costs. Adjusted EBIT margin was up 380 bps driven by a 290 bps increase in gross margin and a 160 bps benefit from business interruption insurance recoveries of $8.0 million for losses in 2H19 related to the FCC refinery customer discrete item.

Full-Year 2019

•
Full-year sales of $1.96 billion increased 1.3%, up 3.0% on constant currency. Sales growth was driven by improved pricing (+2.4%) and the 2Q18 Specialty Catalysts acquisition (+1.3%) partially offset by lower sales volumes (-0.7%) primarily related to the 2H19 discrete items (-1.8%) and the weak global manufacturing environment.

•
Net income of $126.3 million decreased $41.3 million and Diluted EPS of $1.89 per share was down $0.60 per share. Net income and Diluted EPS declined due to a pretax non-cash pension mark-to-market adjustment of $85.9 million, or $0.93 per share, and pretax charges related to legacy liabilities of $103.5 million, or $1.17 per share. Higher gross profit, lower restructuring and repositioning expenses, and lower provision for income taxes partially offset the decline.

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•	Adjusted EBIT of $473.2 million was up $16.5 million, or 3.6%, primarily driven by improved price and favorable mix, and Adjusted EBIT margin was up 60 bps.

•	Adjusted EPS of $4.38 was up 5.8%.

•	Adjusted Free Cash Flow of $247.2 million increased $12.6 million, or 5.4%.
Delivering on Our Strategic Initiatives
“Grace has built strong strategic positions in our catalysts, licensing and specialty silica gels businesses,” added La Force. “We are making a number of investments to accelerate our growth and extend our competitive advantages. Over the last 3 years we have invested over $250 million in new growth capacity and more than $26 million in our Commercial Excellence and Operating Excellence initiatives. These investments are paying back and we expect the payback to accelerate in 2020 as the new growth capacity comes online mid-year and the Commercial Excellence and Operating Excellence investments mature. These investments, along with strong customer demand for our high-value technologies, the sustainability benefits we bring to our customers and the fundamental growth drivers in the end markets we supply, support our long-term mid-single digit growth expectations.”
Grace's strategic framework for profitable growth includes four elements:

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

•	Execute the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers
Fourth Quarter and Full-Year Segment Performance
Catalysts Technologies
Catalysts Technologies includes catalysts and additives for plastics, refinery, and other chemical process applications, as well as polypropylene process technology.

Summary Financial Results - Catalysts Technologies
(In $ millions)	4Q19	4Q18	Change	FY19	FY18	Change
Net sales	389.9	405.1	(3.8)%	1,496.7	1,463.5	2.3%
Net sales, constant currency[1]			(3.0)%			3.4%
Gross margin	43.0%	38.6%	4.4 pts	42.8%	41.7%	1.1 pts

Operating income	135.2	115.2	17.4%	466.5	440.5	5.9%
Operating margin	34.7%	28.4%	6.3 pts	31.2%	30.1%	1.1 pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
Fourth Quarter 2019

•
Fourth quarter sales of $389.9 million decreased 3.8%, down 3.0% on constant currency. Sales growth was impacted by lower sales volumes (-4.5%), partially offset by improved pricing (+1.5%) in both businesses. The decline in sales volumes in the quarter was primarily due to the 2H19 discrete items (-5.4%) as well as a weaker global manufacturing environment.

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•
Gross margin of 43.0% increased 440 bps driven by improved price, favorable mix, and lower raw materials and energy costs. In 4Q18 we reduced production rates amid concerns of slowing global growth and took the opportunity to run additional customer trials in the quarter. Together, these actions reduced 4Q18 margins by 250 bps.

•
Operating income of $135.2 million was up $20.0 million, or 17.4%, primarily driven by higher gross profit (+$11.1 million) and higher income from our ART joint venture (+$1.6 million). Operating margin of 34.7% was up 630 bps, including a 210 bps benefit from $8.0 million of business interruption insurance recoveries for losses in 2H19 related to the FCC refinery customer discrete item.

Full-Year 2019

•
Full-year sales of $1.5 billion increased 2.3%, up 3.4% on constant currency. Sales growth was driven by improved pricing (+2.5%) and the 2Q18 Specialty Catalysts acquisition (+1.7%), which more than offset the impact of lower sales volumes (-0.8%) primarily relating to the 2H19 discrete items (-2.4%). FCC catalysts pricing improved over 200 bps for the second consecutive year. For the year, we announced 6 new UNIPOL® polypropylene process technology licenses totaling approximately 2,500 kilotons of annual resin capacity which will continue to drive long-term catalysts and donor sales.

•	Gross margin of 42.8% was up 110 bps primarily driven by improved pricing and favorable mix.

•
Operating income of $466.5 million was up $26.0 million, or 5.9%. Income from our ART joint venture was $4.0 million lower than the prior year reflecting an increase in overhead costs charged to the joint venture from the partners, higher manufacturing costs and unfavorable mix between first-fill and refill catalysts sales.

•	Operating margin of 31.2% was up 110 bps.
Materials Technologies
Materials Technologies includes engineered materials for consumer/pharma, chemical process and coatings applications.

Summary Financial Results - Materials Technologies
(In $ millions)	4Q19	4Q18	Change	FY19	FY18	Change
Net sales	114.6	114.9	(0.3)%	461.4	468.6	(1.5)%
Net sales, constant currency[1]			2.0%			2.2%
Gross margin	35.1%	37.2%	(2.1) pts	36.5%	37.8%	(1.3) pts

Operating income	23.6	25.3	(6.7)%	97.8	105.6	(7.4)%
Operating margin	20.6%	22.0%	(1.4) pts	21.2%	22.5%	(1.3) pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
Fourth Quarter 2019

•	Fourth quarter sales of $114.6 million decreased 0.3%. Sales were up 2.0% on constant currency driven primarily by improved pricing (+1.8%).

•
Gross margin of 35.1% decreased 210 bps, primarily due to: a $4.0 million (-350 bps) impact from proactively reducing our manufacturing rates in 4Q19 to adjust inventory levels in response to the weak global manufacturing environment; and a $2.0 million (-175 bps) impact from the 2Q19 discrete item relating to a manufacturing disruption. These impacts were partially offset by improved pricing and lower raw materials and energy costs.

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•	Operating income of $23.6 million was down $1.7 million, or 6.7%. Operating margin of 20.6% was down 140 bps.
Full-Year 2019

•
Full-year sales of $461.4 million decreased 1.5%. Sales were up 2.2% on constant currency. Improved pricing (+1.9%) and strength in Consumer/Pharma markets and colloidal silica applications helped offset weakness primarily in Coatings markets in EMEA and Asia Pacific.

•	Gross margin of 36.5% decreased 130 bps, primarily due to higher manufacturing costs relating to the 2Q19 discrete item and the 4Q19 inventory control actions.

•	Operating income of $97.8 million was down $7.8 million, or 7.4%. Operating margin of 21.2% was down 130 bps.
Other Developments
Business Interruption Insurance

•
In June 2019, an FCC catalysts customer experienced a fire resulting in the closure of its refinery. Grace has a business interruption policy with a $25 million limit that covers lost profits from this event. Grace received $8 million in insurance recoveries through December 31, 2019, for a portion of losses incurred in 3Q19 and 4Q19, which are reflected in the Catalysts Technologies results in the fourth quarter. Grace expects to receive additional insurance recoveries related to this event in 2020. We are actively working to replace the lost sales volume while maintaining our value-selling strategy.

Legacy Liabilities Update

•
Libby Dam Spillway: Based on an updated remediation strategy for the Libby, Montana, mine site, Grace has re-engineered the dam spillway to meet more demanding performance requirements. As a result, we increased our cost estimate to $68 million and recorded an additional charge of $23 million in 4Q19. It is reasonably possible that the ultimate costs of this project could range between $50 million and $100 million.

•
Contingent Financial Obligations Related to ZAI: In 4Q19, Grace recorded a reserve in the amount of $24 million related to probable future payments with respect to its former Zonolite attic insulation ("ZAI") product for the 2020 to 2024 period. Grace estimates that the reasonable range of payments over the period would be between $16 million and $24 million and projects that the first payment could be due in 2022. Grace’s maximum financial obligation over the next 19 years is $80 million, and no single year’s obligation can exceed $8 million. (See Grace's most recent Form 10-K or Form 10-Q for more information.)

Capital Allocation

•
Capital expenditures: For 2019, we invested $194.1 million in capital expenditures as part of our previously outlined, multi-year investment program to accelerate growth, extend our competitive advantages and drive operating excellence.

For 2020, we expect to invest approximately $195 million in capital expenditures before returning to more normal run rate levels.

•
Share repurchase program: For 2019, we repurchased 409,769 shares of Grace common stock for $29.8 million, at an average per share price of $72.60. In 4Q19, we did not repurchase common stock as we prioritized de-leveraging to lower our net leverage to within our target

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range of 2.0x to 3.0x by the end of 2019. As of the end of 4Q19 our net leverage was just below 3.0x.
For 2020, we expect to continue to prioritize reducing our net leverage over share repurchase. At the end of 2019, we had approximately $109 million remaining on our share repurchase authorization.

•	Dividend: For 2019, we returned $72.6 million to shareholders in cash dividends. In 4Q19, we paid $18 million in cash dividends to shareholders.
For 2020, we increased our annual cash dividend 11%, from $1.08 per share to $1.20 per share.
Full-Year 2020 Outlook
As of February 4, 2020, our full-year outlook for 2020 is presented in the table below and is in line with the Sales and Adjusted EBIT outlook we provided on October 24, 2019, updated to reflect potential effects of the coronavirus.

Full-Year 2020 Outlook
(In $ millions, except percents and per share amounts)	2020 Outlook	YoY
Sales growth	0% - 3%
Adjusted EBIT[1]	$500 - $520	6% - 10%
Adjusted EPS[1]	$4.73 - $4.91	8% - 12%
Adjusted Free Cash Flow[1]	$260 - $280	5% - 13%
Note: We are unable to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. [1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 1779903. Investors are advised to dial into the call at least 10 minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on February 4. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 1779903. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 70 countries. More information about Grace is available at grace.com.

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Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflict and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace's research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; legacy matters (including product, environmental, and other legacy liabilities relating to past activities of Grace); its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; public health concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace's reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2019	2018	2019	2018
Net sales	$504.5	$520.0	$1,958.1	$1,932.1
Cost of goods sold	299.8	323.7	1,164.4	1,165.4
Gross profit	204.7	196.3	793.7	766.7
Selling, general and administrative expenses	75.3	76.9	299.0	300.4
Research and development expenses	16.3	16.2	64.5	62.7
Costs related to legacy matters	51.4	3.5	103.5	82.3
Equity in earnings of unconsolidated affiliate	(13.9)	(12.3)	(27.8)	(31.8)
Restructuring and repositioning expenses	1.6	13.6	13.7	46.4
Interest expense and related financing costs	18.5	20.6	76.7	80.2
Other (income) expense, net	83.8	(18.7)	80.6	(18.4)
Total costs and expenses	233.0	99.8	610.2	521.8
Income (loss) before income taxes	(28.3)	96.5	183.5	244.9
(Provision for) benefit from income taxes	0.2	(27.6)	(56.8)	(78.1)
Net income (loss)	(28.1)	68.9	126.7	166.8
Less: Net (income) loss attributable to noncontrolling interests	(0.2)	0.2	(0.4)	0.8
Net income (loss) attributable to W. R. Grace & Co. shareholders	$(28.3)	$69.1	$126.3	$167.6
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Net income (loss)	$(0.42)	$1.03	$1.89	$2.49
Weighted average number of basic shares	66.7	66.9	66.8	67.2
Diluted earnings per share:
Net income (loss)	$(0.42)	$1.03	$1.89	$2.49
Weighted average number of diluted shares	66.7	67.0	66.9	67.3
Dividends per common share	$0.27	$0.24	$1.08	$0.96

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Year Ended December 31,
(In millions)	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$126.7	$166.8
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	100.3	100.8
Equity in earnings of unconsolidated affiliate	(27.8)	(31.8)
Costs related to legacy matters	103.5	82.3
Cash paid for legacy matters	(19.3)	(22.9)
Provision for income taxes	56.8	78.1
Cash paid for income taxes	(52.8)	(54.0)
Income tax refunds received	10.5	0.7
Defined benefit pension expense	104.3	0.7
Cash paid under defined benefit pension arrangements	(15.8)	(66.5)
Stock compensation expense	14.6	18.6
Loss on early extinguishment of debt	—	4.8
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	(18.7)	2.5
Inventories	(30.1)	(26.1)
Accounts payable	28.0	24.2
Deferred revenue	(5.3)	35.6
All other items, net	17.2	28.2
Net cash provided by (used for) operating activities	392.1	342.0
INVESTING ACTIVITIES
Capital expenditures	(194.1)	(216.3)
Business acquired, net of cash acquired	(22.8)	(418.0)
Proceeds from sale of assets	0.7	2.4
Other investing activities	6.1	13.4
Net cash provided by (used for) investing activities	(210.1)	(618.5)
FINANCING ACTIVITIES
Borrowings under credit arrangements	13.0	1,024.0
Repayments under credit arrangements	(24.2)	(587.8)
Cash paid for repurchases of common stock	(29.8)	(80.0)
Cash paid for debt financing costs	—	(11.8)
Proceeds from exercise of stock options	19.1	6.7
Dividends paid to shareholders	(72.6)	(64.6)
Cash received from derivative settlement	—	33.1
Other financing activities	(4.9)	(3.1)
Net cash provided by (used for) financing activities	(99.4)	316.5
Effect of currency exchange rate changes on cash and cash equivalents	(0.7)	(2.5)
Net increase (decrease) in cash and cash equivalents	81.9	37.5
Cash, cash equivalents, and restricted cash beginning of period	201.0	163.5
Cash, cash equivalents, and restricted cash, end of period	$282.9	$201.0

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

	December 31,
(In millions, except par value and shares)	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$282.5	$200.5
Restricted cash and cash equivalents	0.4	0.5
Trade accounts receivable, less allowance of $13.3 (2018—$11.6)	307.0	288.5
Inventories	309.9	281.1
Other current assets	231.6	86.7
Total Current Assets	1,131.4	857.3
Properties and equipment, net of accumulated depreciation and amortization of $1,497.0 (2018—$1,482.8)	1,143.8	1,011.7
Goodwill	556.9	540.4
Technology and other intangible assets, net	342.8	356.5
Deferred income taxes	517.6	529.4
Investment in unconsolidated affiliate	181.9	156.1
Other assets	54.7	113.9
Total Assets	$3,929.1	$3,565.3
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$23.1	$22.3
Accounts payable	302.3	248.6
Other current liabilities	416.2	243.5
Total Current Liabilities	741.6	514.4
Debt payable after one year	1,957.3	1,961.0
Unfunded defined benefit pension plans	434.6	366.0
Underfunded defined benefit pension plans	85.2	67.1
Other liabilities	308.2	319.8
Total Liabilities	3,526.9	3,228.3
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 66,735,913 (2018—66,792,968)	0.7	0.7
Paid-in capital	477.9	481.1
Retained earnings	730.5	676.7
Treasury stock, at cost: shares: 10,720,720 (2018—10,663,659)	(892.2)	(895.5)
Accumulated other comprehensive income (loss)	78.8	67.9
Total W. R. Grace & Co. Shareholders’ Equity	395.7	330.9
Noncontrolling interests	6.5	6.1
Total Equity	402.2	337.0
Total Liabilities and Equity	$3,929.1	$3,565.3

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2019	2018	% Change	2019	2018	% Change
Net sales:
Catalysts Technologies	$389.9	$405.1	(3.8)%	$1,496.7	$1,463.5	2.3%
Materials Technologies	114.6	114.9	(0.3)%	461.4	468.6	(1.5)%
Total Grace net sales	$504.5	$520.0	(3.0)%	$1,958.1	$1,932.1	1.3%
Net sales by region:
North America	$159.9	$155.4	2.9%	$597.8	$581.7	2.8%
Europe Middle East Africa	187.3	200.2	(6.4)%	791.6	752.2	5.2%
Asia Pacific	130.0	133.7	(2.8)%	475.4	481.5	(1.3)%
Latin America	27.3	30.7	(11.1)%	93.3	116.7	(20.1)%
Total net sales by region	$504.5	$520.0	(3.0)%	$1,958.1	$1,932.1	1.3%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$135.2	$115.2	17.4%	$466.5	$440.5	5.9%
Materials Technologies segment operating income	23.6	25.3	(6.7)%	97.8	105.6	(7.4)%
Corporate costs	(20.0)	(17.4)	(14.9)%	(72.7)	(73.5)	1.1%
Certain pension costs(C)	(4.5)	(4.3)	(4.7)%	(18.4)	(15.9)	(15.7)%
Adjusted EBIT	134.3	118.8	13.0%	473.2	456.7	3.6%
Costs related to legacy matters	(51.4)	(3.5)		(103.5)	(82.3)
Pension MTM adjustment and other related costs, net	(85.9)	15.2		(85.9)	15.2
Restructuring and repositioning expenses	(1.6)	(13.6)		(13.7)	(46.4)
Benefit plan adjustment	(5.0)	—		(5.0)	—
Third-party acquisition-related costs	(0.9)	(0.1)		(3.6)	(7.3)
Write-off of MTO inventory	—	—		(3.6)	—
Amortization of acquired inventory fair value adjustment	—	—		—	(6.9)
Loss on early extinguishment of debt	—	—		—	(4.8)
Interest expense, net	(18.0)	(20.1)	10.4%	(74.8)	(78.5)	4.7%
(Provision for) benefit from income taxes	0.2	(27.6)	100.7%	(56.8)	(78.1)	27.3%
Income (loss) attributable to W. R. Grace & Co. shareholders	$(28.3)	$69.1	(141.0)%	$126.3	$167.6	(24.6)%
Diluted EPS	$(0.42)	$1.03	(140.8)%	$1.89	$2.49	(24.1)%
Adjusted EPS(A)	$1.31	$1.14	14.9%	$4.38	$4.14	5.8%

The Notes to the Financial Information are included as part of the Earnings Release.

11 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2019	2018	% Change	2019	2018	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	43.0%	38.6%	4.4 pts	42.8%	41.7%	1.1 pts
Materials Technologies	35.1%	37.2%	(2.1) pts	36.5%	37.8%	(1.3) pts
Adjusted Gross Margin	41.2%	38.3%	2.9 pts	41.4%	40.7%	0.7 pts
Pension costs in cost of goods sold	(0.6)%	(0.5)%	(0.1) pts	(0.7)%	(0.7)%	0.0 pts
Write-off of MTO inventory	—%	—%	NM	(0.2)%	—%	NM
Amortization of acquired inventory fair value adjustment	—%	—%	NM	—%	(0.3)%	NM
Total Grace	40.6%	37.8%	2.8 pts	40.5%	39.7%	0.8 pts
Adjusted EBIT:
Catalysts Technologies	$135.2	$115.2	17.4%	$466.5	$440.5	5.9%
Materials Technologies	23.6	25.3	(6.7)%	97.8	105.6	(7.4)%
Corporate, pension, and other	(24.5)	(21.7)	(12.9)%	(91.1)	(89.4)	(1.9)%
Total Grace	134.3	118.8	13.0%	473.2	456.7	3.6%
Depreciation and amortization:
Catalysts Technologies	$20.5	$20.3	1.0%	$81.9	$81.7	0.2%
Materials Technologies	3.5	3.5	—%	14.2	15.5	(8.4)%
Corporate	1.0	0.9	11.1%	4.2	3.6	16.7%
Total Grace	25.0	24.7	1.2%	100.3	100.8	(0.5)%
Adjusted EBITDA:
Catalysts Technologies	$155.7	$135.5	14.9%	$548.4	$522.2	5.0%
Materials Technologies	27.1	28.8	(5.9)%	112.0	121.1	(7.5)%
Corporate, pension, and other	(23.5)	(20.8)	(13.0)%	(86.9)	(85.8)	(1.3)%
Total Grace	159.3	143.5	11.0%	573.5	557.5	2.9%
Adjusted EBIT margin:
Catalysts Technologies	34.7%	28.4%	6.3 pts	31.2%	30.1%	1.1 pts
Materials Technologies	20.6%	22.0%	(1.4) pts	21.2%	22.5%	(1.3) pts
Total Grace	26.6%	22.8%	3.8 pts	24.2%	23.6%	0.6 pts
Adjusted EBITDA margin:
Catalysts Technologies	39.9%	33.4%	6.5 pts	36.6%	35.7%	0.9 pts
Materials Technologies	23.6%	25.1%	(1.5) pts	24.3%	25.8%	(1.5) pts
Total Grace	31.6%	27.6%	4.0 pts	29.3%	28.9%	0.4 pts

The Notes to the Financial Information are included as part of the Earnings Release.

12 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Year Ended December 31,
(In millions)	2019	2018
Cash flow measure(A):
Net cash provided by (used for) operating activities	$392.1	$342.0
Capital expenditures	(194.1)	(216.3)
Free Cash Flow	198.0	125.7
Cash paid for legacy matters	19.3	22.9
Cash paid for repositioning	16.8	20.7
Cash paid for third-party acquisition-related costs	2.9	9.2
Cash paid for restructuring	10.2	6.1
Accelerated defined benefit pension plan contributions	—	50.0
Adjusted Free Cash Flow	$247.2	$234.6

	Four Quarters Ended December 31,
(In millions)	2019	2018
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$473.2	$456.7
Net Income	126.3	167.6

Total equity	402.2	337.0
Reconciliation to Adjusted Invested Capital:
Debt	1,980.4	1,983.3
Underfunded and unfunded pension plans	519.8	433.1
Liabilities related to legacy matters	182.7	126.9
Cash, cash equivalents, and restricted cash	(282.9)	(201.0)
Net income tax assets	(501.6)	(517.3)
Other items	19.7	21.6
Adjusted Invested Capital	$2,320.3	$2,183.6

GAAP Return on Equity	31.4%	49.7%
Adjusted EBIT ROIC	20.4%	20.9%

The Notes to the Financial Information are included as part of the Earnings Release.

13 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended December 31,
	2019				2018
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Adjusted EPS:
Diluted earnings per share				$(0.42)				$1.03
Pension MTM adjustment and other related costs, net	$85.9	$24.0	$61.9	0.93	$(15.2)	$(5.5)	$(9.7)	(0.14)
Costs related to legacy matters	51.4	11.1	40.3	0.60	3.5	0.8	2.7	0.04
Benefit plan adjustment	5.0	1.1	3.9	0.06	—	—	—	—
Restructuring and repositioning expenses	1.6	0.4	1.2	0.02	13.6	2.9	10.7	0.16
Third-party acquisition-related costs	0.9	0.2	0.7	0.01	0.1	—	0.1	—
Income tax expense related to historical tax attributes(D)		1.4	(1.4)	(0.02)		(14.3)	14.3	0.21
Discrete tax items		(8.4)	8.4	0.13		1.4	(1.4)	(0.02)
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		—	—	—		9.4	(9.4)	(0.14)
Adjusted EPS(A)				$1.31				$1.14

	Year Ended December 31,
	2019				2018
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$1.89				$2.49
Costs related to legacy matters	$103.5	$25.2	$78.3	1.17	$82.3	$17.7	$64.6	0.96
Pension MTM adjustment and other related costs, net	85.9	24.0	61.9	0.93	(15.2)	(3.4)	(11.8)	(0.18)
Restructuring and repositioning expenses	13.7	3.0	10.7	0.16	46.4	10.0	36.4	0.54
Benefit plan adjustment	5.0	1.1	3.9	0.06	—	—	—	—
Write-off of MTO inventory	3.6	—	3.6	0.05	—	—	—	—
Third-party acquisition-related costs	3.6	0.9	2.7	0.04	7.3	1.6	5.7	0.08
Amortization of acquired inventory fair value adjustment	—	—	—	—	6.9	1.5	5.4	0.08
Loss on early extinguishment of debt	—	—	—	—	4.8	1.0	3.8	0.06
Income tax expense related to historical tax attributes(D)		(8.6)	8.6	0.13		(25.6)	25.6	0.38
Discrete tax items		3.6	(3.6)	(0.05)		1.4	(1.4)	(0.02)
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		—	—	—		17.1	(17.1)	(0.25)
Adjusted EPS(A)				$4.38				$4.14

The Notes to the Financial Information are included as part of the Earnings Release.

14 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means net income attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•
Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization. Grace uses Adjusted EBITDA for its calculation of net leverage, a non-GAAP financial measure, which means Gross debt, less cash divided by Adjusted EBITDA.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by equity adjusted for debt; underfunded and unfunded defined benefit pension plans; liabilities related to legacy matters; cash, cash equivalents, and restricted cash; net income tax assets; and certain other assets and liabilities.

•
Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold, the amortization of acquired inventory fair value adjustment, and write-offs of inventory related to exits of businesses and product lines.

•
Adjusted EPS means diluted EPS adjusted for costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy matters; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

•	Net Sales, constant currency means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.

•	Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
“Legacy matters” include legacy (i) product, (ii) environmental, and (iii) other liabilities, relating to past activities of Grace.
Adjusted EBIT, Adjusted EBITDA (and net leverage based upon Adjusted EBITDA), Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy matters;

15 grace.com	Talent | Technology | Trust™

restructuring and repositioning activities; certain acquisition-related items; and certain other items that are not representative of underlying trends.
Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBITDA in its calculation of net leverage. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control. Grace uses Organic sales growth to measure its businesses' sales performance, excluding the impacts of acquisitions.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy matters; restructuring and repositioning activities; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy matters, and may exclude income and expenses from restructuring and repositioning activities, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in the Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

(D)
Grace's historical tax attribute carryforwards (net operating losses and tax credits) unfavorably affected its tax expense with respect to certain provisions of the Tax Cuts and Jobs Act of 2017. To normalize the effective tax rate, an adjustment was made to eliminate the tax expense impact associated with the historical tax attributes.

NM - Not Meaningful

16 grace.com	Talent | Technology | Trust™